SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) September 12, 2006

THE TRIZETTO GROUP, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-27501	33-0761159
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S Employer Identification No.)

567 San Nicholas Drive, Suite 360 Newport Beach, California	92660
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (949) 719-2200

Check the appropriate box below if the Form 8-K filing is intended to be simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425).

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 – Entry into a Material Definitive Agreement

On September 12, 2006, The Trizetto Group, Inc., a Delaware corporation (“TriZetto”), Quartz Acquisition Corp., a Delaware corporation and wholly owned subsidiary of TriZetto (“Merger Sub”), Quality Care Solutions, Inc., a Nevada corporation (“QCSI”), and Michael Lee, as a representative of the QCSI stockholders, entered into an Agreement and Plan of Merger (the “Merger Agreement”) pursuant to which Merger Sub will be merged with and into QCSI (the “Merger”), with QCSI surviving after the Merger as a wholly owned subsidiary of Trizetto. Under the Merger Agreement, TriZetto will pay to QCSI stockholders, warrantholders and optionholders (i) an aggregate cash payment, net of cash received in the Merger, of $133,000,000 on the closing date, (ii) an aggregate cash payment of $5,000,000 on January 31, 2008 (the “Holdback”), and (iii) an additional contingent aggregate cash payment of up to $7,000,000 on January 31, 2008, based upon license and software maintenance revenues arising from the sale of QCSI products for the twelve (12) month period commencing on January 1, 2007 and ending on December 31, 2007. The amount of the Holdback will be reduced if QCSI has negative working capital, as defined in the Merger Agreement, on the closing date, or to the extent TriZetto is entitled to claims for indemnification as specified in the Merger Agreement. TriZetto will also assume $1,200,000 of QCSI debt.

The Merger Agreement has been unanimously approved by the respective Boards of Directors of TriZetto, Merger Sub and QCSI, and the transactions contemplated thereby are subject to regulatory approval, the approval of the stockholders of QCSI and other customary closing conditions.

In connection with the Merger, certain stockholders of QCSI have entered into Voting Agreements dated on or about September 12, 2006 with Trizetto whereby each such stockholder has agreed, among other things, to vote his, her or its shares of QCSI stock in favor of the Merger.

TriZetto will file a copy of the Merger Agreement as an exhibit to TriZetto’s next periodic report filed under the Securities Exchange Act of 1934, as amended. The foregoing description of the Merger Agreement is qualified in its entirety by reference to the full text of the Merger Agreement.

Item 7.01 – Regulation FD Disclosure

On September 13, 2006, TriZetto issued a press release announcing the signing of the Merger Agreement, a copy of which is attached hereto as Exhibit 99.1 and is incorporated herein by this reference.

The foregoing information is furnished pursuant to Item 7.01 and shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liability of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, except as shall be expressly set forth by specific reference in such a filing.

Item 9.01 – Financial Statements and Exhibits.

(d)	Exhibits

Exhibit Number	Description
99.1	Press release issued by The TriZetto Group, Inc., dated September 13, 2006.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE TRIZETTO GROUP, INC.

Date: September 13, 2006	By:	/s/ James J. Sullivan
James J. Sullivan
Senior Vice President and General Counsel

EXHIBIT INDEX

Exhibit Number	Description
99.1	Press release issued by The TriZetto Group, Inc., dated September 13, 2006.